UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

KINGSWAY FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada	001-15204	Not Applicable
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 St. Clair Ave. West, Suite 400, Toronto, Ontario, Canada M4V 1K9

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 848-1171

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Kingsway Financial Services Inc., a corporation incorporated under the laws of Ontario (the “Company”), held a Special Meeting of the Company’s stockholders on December 14, 2018 (the “Special Meeting”) at which the Company’s stockholders voted on and approved a proposal (the “Proposal”) to change the Company’s jurisdiction of incorporation from Ontario to Delaware through the adoption of a certificate of corporate domestication and a new certificate of incorporation under the Delaware General Corporation Law.

The voting results for the Proposal are as follows:

For	Against	Abstain	Broker Non-Votes
13,450,896	99.91%	12,572	0.09%

Item 7.01. Regulation FD Disclosure

On December 14, 2018, the Company issued a press release regarding the results of the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Form 8-K provided under Item 7.01 and Exhibit 99.1 attached hereto is being furnished to, and shall not be deemed “filed” with, the U.S. Securities and Exchange Commission or incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Exhibits

(d)

Exhibit Number	Exhibit Description

99.1	News Release Dated December 14, 2018 – Kingsway Announces Results of Special Meeting and anticipated timing of Domestication to Delaware

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

Date December 14, 2018	By:	/s/ William A. Hickey, Jr.
Name: William A. Hickey, Jr.
Title: Executive Vice President and Chief Financial Officer

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